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                                                                 EXHIBIT 10.1.30
                              EMPLOYMENT AGREEMENT


THIS AGREEMENT dated as of the day of August ___, 1998.

BETWEEN:


FUTURELINK/SYSGOLD LTD., an Alberta corporation
(hereinafter referred to as "the Employer")       OF THE FIRST PART


                                     - and -


DONALD A. BIALIK, an individual residing in the City of Calgary, in the Province of Alberta
(hereinafter referred to as the "Executive")      OF THE SECOND PART

                                     - and -

FUTURELINK DISTRIBUTION CORP., a Colorado corporation
(hereinafter referred to as "FutureLink Colorado")     OF THE THIRD PART


WHEREAS the FutureLink Colorado through its subsidiary wholly owned FutureLink Acquisition Corp., an Alberta corporation acquired the Employer, a corporation which carries on an IT outsourcing business;

AND WHEREAS in partial consideration for the purchase of the shares of the Executive, FutureLink Colorado agreed to cause the Employer to employ the Executive;

AND WHEREAS the Executive has experience in the management of IT businesses;

AND WHEREAS the Employer has agreed to retain the Executive and the Executive has agreed to provide his services to the Employer;

AND WHEREAS Futurelink Colorado has agreed to appoint the Executive as a director and President of FutureLink Colorado;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:


DUTIES



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1. The Employer hereby agrees to employ the Executive as Director and President of the Employer. The Executive shall serve the Employer in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Employer as may be determined from time to time by the Board of Directors of the Employer, consistent with the office of the Executive and in full compliance with all applicable federal, territorial, provincial and local laws and regulations, and the Employer's present, future, or amended code of conduct. Without limitation of the foregoing, the Executive shall:
(a) devote his full time and attention during normal business hours to the business and affairs of the Employer;
(b) perform those duties that may reasonably be assigned to him diligently, faithfully, to the best of his abilities and in the best interests of the Employer;
(c)     promote the best interests and goodwill of the Employer.

REPORTING PROCEDURES
2. The Executive shall report to the Chief Executive Officer of the Employer. The Executive shall report fully on the management, operation and business affairs of the Employer and advise to the best of his ability and in accordance with reasonable standards on business matters that may arise from time to time during the term of this agreement.

TERM
3. The Employer shall employ the Executive for a period of three years from the 21st day of August, 1998 to and including the 20th day of August, 2001, unless such employment shall be terminated earlier as hereinafter provided. Upon the expiry of the term of this agreement on August 20, 2001, and on each anniversary of such date falling thereafter, the term of this agreement shall be automatically extended for one additional year on the same terms and conditions unless, not less than six months prior to any such anniversary, either the Executive or the Employer shall have given written notice to the other that it does not wish to further extend this agreement.

REMUNERATION
4. Unless otherwise agreed, in consideration for the services provided by the Executive, the Employer agrees to pay the Executive the following:

(1) an annual base salary in the sum of ONE HUNDRED AND EIGHTY THOUSAND DOLLARS ($180,000.00) for the first year of the term of this agreement. For each year thereafter the annual base salary payable to the Executive shall be as agreed between the Employer and the Executive but in no event shall the same be less than the annual base salary paid to the Executive for the immediately preceding TWELVE (12) MONTH period (the "Annual Base Salary"). The Annual Base Salary shall be payable in accordance with the Employer's normal payroll procedures, less any and all deductions or withholdings required by law;



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(2)     a performance bonus, based on criteria to be set by the Board of
        Directors at the next regular meeting of the Board of Directors following execution of this Agreement, to a maximum of twenty percent (20%) of the Annual Base Salary in respect of each year of the term of this agreement (the "Performance Bonus");

(3) 250,000 options (the "Options"), each Option entitling the Executive to acquire one common share of FutureLink Colorado at a price of $1.17 (U.S.) per share. The option shall vest as to one-half of the Options immediately on the commencement of the term of this agreement and the balance on the first anniversary of the commencement of the term. The period for the exercise of the Options shall be three (3) years;

(4) the Executive shall be reimbursed by the Employer for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive in connection with the performance of his duties hereunder. For all such expenses, the Executive shall furnish to the Employer originals of all invoices, statements, receipts and vouchers as and when requested;

(5) the Employer shall provide the Executive and his family members with employee benefits comparable to those provided by the Employer from time to time to other senior executives of the Employer;

(6) other than as herein provided, there shall be no cost-of-living increase or merit increase in the Annual Base Salary or the Performance Bonus unless agreed to in writing by the Board of Directors.


VACATION
5. The Executive shall be entitled to _____ weeks' paid vacation per fiscal year of the Employer at a time approved in advance by the Chief Executive Officer of the Employer, which approval shall not be unreasonably withheld, but shall take into account the staffing requirements of the Employer and the need for the timely performance of the Executive's responsibilities.




NON-COMPETITION AND NON-SOLICITATION
6. The Executive covenants and agrees that he shall not:

(a) during the term of this agreement and for a period of two years following the termination of the Executive's employment or termination of this agreement for whatever reason directly or indirectly, whether as principal, shareholder (except of publicly traded securities), director, officer, manager, employee,



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consultant, lender, guarantor, or agent or in any other capacity be involved in any other business, trade or entity that provides services similar or identical to the services of the Employer:

        (i)     within the province of Alberta;
        (ii)    within the boundaries of Canada;
        (iii) within the boundaries of Canada and the United States of America.

(b) The Executive agrees that sub-paragraphs (i) through (iii) thereof are separate and distinct agreements, that the greatest restriction of them shall apply, failing which the next greatest restriction, and that if one of them is determined to be void or unenforceable it shall not affect the validity of the others.

(c) The Executive acknowledges and agrees that the provisions contained in this paragraph shall survive the termination of this agreement for any reason whatsoever.

7. The Executive covenants and agrees that he shall not during the term of this agreement and for a period of two years following the termination of the Executive's employment or termination of this agreement for whatever reason, directly or indirectly solicit or assist any person, firm or corporation, either as principal, agent, employee, shareholder or in any other manner whatsoever.

(a)     solicit or induce any client or supplier of the Employer to terminate or reduce its business with the Employer, or solicit or induce any prospective client of the Employer to not engage the services of the Employer (for which purpose, "prospective client" means a specific client which has been identified by the Employer as a possible client of the Employer and which the Employer has, within the prior six months approached), or

(b)     solicit or induce any employee of the Employer to leave the employment of the Employer.

The Executive acknowledges and agrees that the provisions contained in this paragraph shall survive the termination of this agreement for any reason whatsoever.

8. It is hereby acknowledged and agreed that the restrictions contained in paragraphs 6 and 7 herein shall not apply in the following circumstances.

(1) the Employer fails to pay when due the amounts outstanding under the promissory notes issued to the Executive and his spouse in connection with the acquisition by FutureLink Colorado of the Employer provided that sixty days have passed from their due dates and the said amounts payable thereunder remain unpaid;



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(2)     the Employer ceases to carry on business except in the case of a merger, amalgamation or other combination of business with any other corporation or entity;

(3) the IT service business ceases to be the principal business of the Employer;

(4) the Employer is dissolved or makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Employer, unless defended by the Employer, seeking to adjudicate the Employer a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee (other than Chapter 11 protection), custodian or other similar official for it or for any substantial part of its property;

(5) the Employer fails to issue to the Trustee (as defined in the Voting and Exchange Trust Agreement among the Employer, Riverview Management Corporation and Howard, Mackie dated August 21, 1998) the FutureLink Special Voting Stock (as defined in the Voting and Exchange Trust Agreement among the Employer, Riverview Management Corporation and Howard, Mackie dated August 21, 1998) by December 15, 1998; or

(6) the acquisition by the Executive of 5% or less of the securities in publicly traded companies in competition with the Employer or its subsidiaries.

INSURANCE COVERAGE
9. The Executive shall be provided with the same or similar type of officers and directors insurance coverage as is made available from time to time to other officers and directors of the Employer throughout the period of time the Executive serves as an officer and director of the Employer under this agreement. The Employer agrees to indemnify the Executive for claims made against him arising out of the Executive's performance of his duties under this agreement.

CONFIDENTIALITY
10. The Executive agrees that he will hold in confidence all the Employer's confidential information acquired by the Executive during the performance of his duties pursuant to this agreement. The Executive also agrees that any information provided to him by the Employer where such information is the property of a third party will be treated with the same confidence as accorded the confidential information of the Employer as set out above. The Executive agrees and acknowledges that the disclosure of any such information to the competitors of the Employer or to the general public, or the use of same by the Executive or any competitor of the Employer, would be highly detrimental to the interests of the Employer.



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11. The Executive acknowledges that, as a senior executive of the Employer that he owes fiduciary duties to the Employer, including the duty of loyalty, the duty of honesty and the duty to act in the best interests of the Employer.

12. The Executive further acknowledges that the right to maintain the confidential information, the right to preserve the goodwill of the Employer and the right to the benefit of any relationships that have developed between the Executive and the clients, suppliers and employees of the Employer by virtue of the Executive's employment with the Employer constitute proprietary rights of the Employer, which the Employer is entitled to protect.

TERMINATION
13. The Executive acknowledges that this agreement can be terminated by the Board of Directors of the Employer at their pleasure and for any reason whatsoever, without advance notice of termination. In the event of the termination of this agreement, in whole or in part, prior to the expiry of the term of this agreement, the Executive shall receive payment of all amounts payable under this agreement for the balance of the term herein and the Annual Base Salary and Performance Bonus shall be paid forthwith on demand therefore by the Executive, calculated on the basis of the amount of Annual Base Salary then paid during the year of termination. The Options, if not vested, shall vest and the Executive shall be entitled to exercise the Options at any time within the three (3) year period during which they were exercisable. Notwithstanding the foregoing, if the Executive is terminated for any matter relating to fraud or criminal activity on the part of the Executive against the Employer, its customers, or employees, officers or directors of the Employer or its related companies, the Annual Base Salary shall be prorated to the date of dismissal and there shall be no further compensation hereunder.

14. The Executive shall be entitled to resign from his employment at any time upon giving four months' notice in writing to the Chief Executive Officer of the Employer. The Employer may waive in whole or in part such notice. Upon termination of the Executive's employment:

                (i)     by the resignation from the employment by the Executive;
                (iii)   by death; or
                (iii) by permanent disability meaning an absence from the regular place of employment due to mental or physical illness for 45 days in any 90 day period,

the Executive shall not be entitled to any severance payment other than Annual Base Salary prorated to the last day worked by the Executive, vacation earned by the Executive to the date of termination and any Options which have vested at such date.

FUTURELINK COLORADO



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16. The Executive agrees to act as a director and President of FutureLink
Colorado and FutureLink Colorado agrees to cause such appointment.

SEVERABILITY
16. In the event that any provision contained in this agreement shall be declared by any court or other lawful authority of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such invalidity, illegality or non-enforceability shall not affect the validity, legality or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding and any unenforceable provision shall, to the extent permitted by law, be replaced by a provision which, being valid comes closest to the intention underlying the invalid, illegal or unenforceable provision.

NO AMENDMENTS OR WAIVER
16. No amendment, modification or rescission of this agreement shall be effective unless set forth in writing signed by a duly authorized representative of each party.

17. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach shall be in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this agreement shall not be construed as a waiver of a further breach of the same provision.

SURVIVAL
18. Any terms or conditions of this agreement by which obligations of either party are expressed to be applicable or which extend or may extend beyond termination of this agreement shall survive and continue in full force and effect, except to the extent expressly set out herein.

NO ASSIGNMENT
19. The rights of the parties under this agreement may not be assigned, pledged or encumbered.

NOTICES
20. All notices as required hereunder shall be in writing and either delivered by hand or facsimile transmission or mailed by prepaid registered mail to the parties hereto at the addresses as follows:



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(a)    To the Employer:     FutureLink/SysGold Ltd.
                            550, 603 - 7 Avenue S.W.
                            Calgary, Alberta
                            T2P 2T5
                            Attention:     Chief Executive Officer

                            Facsimile No. (403-543-5510)

(b)    To the Executive:    Donald A. Bialik
                            3911 Crestview Road S.W.
                            Calgary, Alberta
                            T2T 2L5

SUCCESSORS
21. This agreement shall enure to the benefit of and be binding upon the parties together with their personal representatives, successors, executors and permitted assigns, if any.

LEGAL ADVICE
22. The Executive hereby represents and warrants to the Employer and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Employer from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this agreement.

GOVERNING LAW
23. This agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable herein.

IN WITNESS WHEREOF the parties hereto have executed these present this ________ day of August, 1998 to have effect as of the date and year first above written.

                                            FUTURELINK/SYSGOLD LTD.

                                            Per: _______________________________


                                            Per: _______________________________
                                            I/We have authority to bind the
                                            Corporation


                                            FUTURELINK DISTRIBUTION CORP.
                                            (COLORADO)



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                                       9

                                            Per: _______________________________


                                            Per: _______________________________
                                            I/We have authority to bind the
                                            Corporation


                                            ____________________________________
Witness:                                    DONALD A. BIALIK
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        THIS AGREEMENT made the 16th day of July, 1998.

BETWEEN:


        PHILIP R. LADOUCEUR, of the City of Calgary, in the Province of Alberta,

        (hereinafter referred to as "Ladouceur")

                                                              OF THE FIRST PART;

                                     - and -

        FUTURELINK DISTRIBUTION CORP. a corporation incorporated pursuant to the laws of the State of Colorado,

        (hereinafter referred to as the "Corporation")

                                                             OF THE SECOND PART.


                  AND WHEREAS the Corporation wishes to retain the services of Ladouceur to provide Services to the Corporation, as and when requested by the Directors of the Corporation;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and conditions hereinafter contained, the parties agree as follows:

                       ARTICLE 1.00 - APPOINTMENT AND TERM

1.1 Appointment. The Corporation hereby retains Ladouceur to act as a director of the Corporation effective August 1, 1998, and agrees to appoint Ladouceur as Chairman of the Board of Directors by November 30, 1998, on a mutually agreeable timetable. The Corporation will make press releases and other appropriate announcements upon these appointments. These appointments are subject to approval by the shareholders of the Corporation. Ladouceur agrees to perform the duties and exercise such powers consistent with his position and such additional powers as may from time to time be assigned or vested in him by the by-laws of the Corporation or by the resolutions of the Board of Directors of the Corporation. In particular, Ladouceur shall, without limiting the foregoing:

         (a) provide advice with respect to the targeting and structuring of acquisitions of other businesses by the Corporation;

         (b) assist in the development of the profile of the Corporation with the general public and with the financial community; and



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         (c) introduce the Corporation and its executive officers to contacts of
         Ladouceur who would be of assistance to the Corporation in obtaining funds for proposed acquisitions as well as the day to day financing requirements of the Corporation;


all such duties being hereinafter referred to as the "Services. Ladouceur agrees that he shall perform the Services faithfully and to the best of his abilities. While the role of external director is not a full-time position, Ladouceur agrees to devote such time and attention as is reasonably necessary for the fulfilment of the Services and is consistent with standards for external directors. For special project work, please refer to 2.4.

1.2 Term. Ladouceur is retained hereunder for a term commencing on the date hereof and continuing for eighteen (18) months (the "Term") unless earlier terminated in accordance with the terms hereof.

                           ARTICLE 2.00 - COMPENSATION

2.1 Initial Compensation. As initial compensation for the Services performed pursuant to this Agreement, the Corporation shall pay to Ladouceur's service company (Mardale Investments Ltd.) a fee of One Hundred Thousand Canadian Dollars (C$100,000) within 24 hours of execution of this agreement.

2.2 Board Meeting Fee. Ladouceur shall also be compensated as a director of the Corporation in the same manner as other members of the Board of Directors for attending board meetings. Ladouceur acknowledges that, as of the date hereof, the directors of the Corporation are paid US$250.00 per board meeting that they are in physical attendance.

2.3 Expenses. Ladouceur shall also be entitled to be re-imbursed for his reasonable expenses incurred while performing the Services on behalf of the Corporation including entertainment, meals, travel and accommodation expenses, outside of Calgary.

2.4 Special Projects. The Corporation agrees to separately compensate Ladouceur for special project work that would involve commitment of time above what would be normally expected for an external director. Special project work could involve, for example, involvement in multiple day roadshows for financing and/or participation in the analysis, negotiation and structuring of potential acquisitions. The Corporation and Ladouceur would agree in advance which projects would constitute special project work. The Corporation agrees to pay Ladouceur's service company (Mardale Investments Ltd.) a per diem of C$1000.00 for special project work that has been designated as such in advance.

                           ARTICLE 3.00 - TERMINATION

3.1 Termination by Corporation. This Agreement may only be terminated by the Corporation for cause prior to the expiration of the Term if Ladouceur is in default in the performance of the Services and such default continues for a period of thirty (30) days after notice thereof or upon the death or disability of Ladouceur. Disability shall occur if Ladouceur is unable to attend to his duties due to medical reasons for a continuous period of 30 days during the Term.

3.2 Termination by Ladouceur. This Agreement may only be terminated by Ladouceur, by resignation, prior to the expiration of the Term if the Corporation is in default in the performance



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of any of its covenants, obligations or agreements herein contained and such default shall continue for a period of thirty (30) days following notice thereof.

3.3 Termination by Mutual Agreement. It is acknowledged that this Agreement may be terminated at any time upon the mutual agreement of the parties hereto.


                           ARTICLE 4.00 - STOCK OPTION


4.1 The Corporation hereby grants to Ladouceur two options (A & B) to purchase a total of Five Hundred Thousand (500,000) shares of the Corporation at a strike price of US$0.76 per share until June 29, 2001. Option A is for Two Hundred and Fifty Thousand (250,000) shares and vests immediately upon execution of this agreement. Option B is for the other Two Hundred and Fifty Thousand (250,000) shares and vests one year after the execution of this agreement.


                ARTICLE 5.00 - CONFIDENTIALITY AND NON-DISCLOSURE

5.1 In this Article, the following words have the following meanings:

(a) "Business Secrets" means confidential or sensitive business information, including without limitation, data, business strategies, plans, contracts, financial records and budgets, marketing techniques, pricing policies, costing information, and information relating to or pertaining to targeted acquisitions of the Corporation;

(b) "Contractors" of the Corporation means customers, suppliers, partners, co-venturers and other contractors of the Corporation and also includes potential customers of the Corporation in respect of whom access to Business Secrets has been obtained for the purpose of evaluating proposed projects or for submitting of tenders, bids or proposals.

(c) "Corporation", in this Article 5.00 only, shall mean the Corporation and any and all affiliated or related corporations.

(c) "Documentation" means all materials constituting or containing Technology or Business Secrets, including electronic storage media.

(d) "Technology" means all computer program, protocols, product technical specifications including installation, performance and maintenance specifications, patents, designs, drawings, manuals and generally all knowledge, know-how, expertise and information of a technical nature, whether or not protected under patent, design, copyright or other intellectual property laws, and includes any and all future changes, modifications, additions, improvements and enhancements thereof.

5.2 Ladouceur will not divulge Technology or Business Secrets belonging to the Corporation or Contractors of the Corporation to any persons whatsoever, other than to:



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         (a)      employees of Corporation;

         (b) persons to whom Ladouceur is authorized and directed to release such Technology or Business Secrets, and only then to the extent of such authorization.

5.3 Ladouceur shall always:

         (a) exercise reasonable care and diligence to protect the confidentiality and integrity of Technology or Business Secrets belonging to the Corporation or its Contractors; and

         (b) strictly adhere to all policies, procedures and directions of the Corporation relating to the protection and custody of Technology and Business Secrets of the Corporation or its Contractors.


5.4 All Technology and Business Secrets belonging to the Corporation will be assumed by Ladouceur to be confidential.

5.5 Ladouceur will only use Technology and Business Secrets belonging to the Corporation in performance of his duties hereunder and for no other use whatsoever.

5.6 The obligation of confidentiality in this Article shall apply unless Ladouceur can establish that he reasonably believed that such Technology or Business Secrets were generally known in the industry.

5.7 Upon any termination of this agreement for any reason, Ladouceur shall forthwith return to the Corporation all Documentation relating to the Technology and Business Secrets of either the Corporation or its Contractors, and if any such information is electronically copied and stored by Ladouceur, upon request he shall destroy such electronically stored copies.

5.8 The obligations of Ladouceur set out in this Article shall continue in full force and effect after termination of this agreement regardless of the reason or cause of such termination.

5.10 Ladouceur agrees that he will not, during the term hereof and for a period of two years following termination of this agreement, be a party to or abet any solicitation of customers, clients or Contractors of the Corporation, to transfer business from the Corporation to any other person, or seek in any way to persuade or entice any employee, officer or director of the Corporation to leave their office or employment or to be a party to or abet such action.


                        ARTICLE 6.00 - GENERAL PROVISIONS

6.1 Notices. All notices, requests, demands or other communications required or desired to be given or made by one party to another shall be given in writing by personal delivery or prepaid registered mail or by facsimile transmission or other means of instantaneous transmission in regular commercial usage at such time, verified by a transmission report, as follows:



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                                       5

                  to the Corporation:       FutureLink Distribution Corp.
                                            No. 550, 603 - 7 Avenue SW
                                            Calgary, Alberta
                                            T2P 2T5

                  to Ladouceur:             119 Valley Ridge Green NW
                                            Calgary, Alberta
                                            T3B 5L5

or at such other address as may be given by any of them to the others. Any notice or other communication so given or made shall be conclusively deemed to have been given and received when delivered personally, if delivered personally, provided that if it is delivered on a day which is not a Business Day then the notice or communication shall be deemed to have been given and received on the next business day following such date, or on the fifth (5th) business day following the date of mailing, if mailed by prepaid registered mail, except in the event of disruption of mail services in which event any notice shall be delivered personally.

6.2 Time of the Essence. Time is of the essence of this Agreement and every part of this Agreement and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.3 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, and the laws of Canada applicable therein, and the parties hereto attorn to the non-exclusive jurisdiction of the courts of such Province.

6.4 Entire Agreement: This Agreement and the terms hereof constitute the entire agreement between the parties hereto with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings not incorporated herein and made a part hereof and this Agreement shall not be amended or altered or qualified except by memorandum in writing signed by both of the parties.

6.5 Severability. If any of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained in this Agreement unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated in this Agreement to be unreasonable.

6.6 Further Assurances. The parties covenant and agree to execute such further and other documents and undertake such other actions as may be reasonably required to give effect to the terms and intent of the transactions contemplated in this Agreement.

6.7 Enurement. The provisions hereof, where the context permits, shall enure to the benefit of and be binding upon the heirs, executors, administrators or other legal representatives of Ladouceur



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                                       6

and the successors and assigns of the Corporation. With respect to Ladouceur, this Agreement, being personal, may not be assigned.

6.8 Time Periods. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded.

6.9 Extended Meanings. In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa and the word person is not limited to an individual but includes any entity recognized by law.

6.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding, unless executed in writing by the party or parties to be bound thereby.

6.11 Headings. All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

6.12 Recitals. Each of the parties acknowledges that the recitals of this Agreement, so far as they relate to such party, are true and correct in substance and in fact.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                          FUTURELINK DISTRIBUTION CORPORATION


                                          Per: _________________________________
                                               Raghu Kilambi
                                               Chief Financial Officer, Director




__________________________________              ________________________________
WITNESS                                         PHILIP R. LADOUCEUR